Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CCB Financial Corporation

We consent to incorporation by reference in Registration Statements (No. 33-61268) on Form S-8, (No. 33-53595) on Form S-8, (No. 33-53599) on Form S-8,
(No. 33-51657) on Form S-8, (No. 33-54645) on Form S-8, (No. 33-61270) on Form
S-8, (No. 33-61791) on Form S-8, (No. 333-22031) on Form S-8, (No. 333-20457) on
Form S-8, (No. 333-34207) on Form S-8, (No. 333-34231) on Form S-8, (No.
333-47721) on Form S-8 and (No. 333-91581) on Form S-8 of CCB Financial Corporation of our report dated January 20, 2000, relating to the consolidated balance sheets of CCB Financial Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of CCB Financial Corporation.


                                                               /s/ KPMG LLP

                                                               KPMG LLP

Raleigh, North Carolina
March 16, 2000